Contacts:	Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Investor Contact: Justin Victoria Wyeth (973) 660-5340
Progenics Pharmaceuticals, Inc.:

Investor Contacts:
Richard W. Krawiec, Ph.D.
Vice President, Corporate Affairs
(914) 789-2814

Dory A. Lombardo
Senior Manager, Corporate Affairs
(914) 789-2818

Media Contact:
Aline Schimmel
WeissComm Partners
(312) 284-4706

WYETH AND PROGENICS ANNOUNCE RELISTOR RECEIVES CANADIAN MARKETING APPROVAL

 -- First-in-world approval of drug to treat opioid induced constipation --

Collegeville, PA, and Tarrytown, NY, April 1, 2008 – Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX), today announced that Wyeth has received marketing approval from Health Canada, the Canadian Regulatory Agency, for RELISTOR™ (methylnaltrexone bromide injection) for subcutaneous use. RELISTOR is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness receiving palliative care. Health Canada’s decision regarding RELISTOR marks the first regulatory approval of this novel medication anywhere in the world.

“Health Canada granted a priority review for RELISTOR, which underscores the important need that exists for an innovative medicine that addresses a serious health condition for which there had been limited medical advancement,” says Joseph S. Camardo, M.D., senior vice president, Global Medical Affairs, Wyeth Pharmaceuticals. “Wyeth and Progenics are pleased to bring RELISTOR to patients as an example of our commitment to discover, develop and deliver important new medicines that work in novel ways to benefit patients who need them.”

RELISTOR is the first approved therapy in a new class of drugs designed to relieve one of the significant side effects of opioids on the gastrointestinal tract without interfering with their ability to provide pain relief. When patient response to laxatives has been insufficient, RELISTOR should be used as an adjunct therapy to induce a prompt bowel movement. Wyeth expects that this product will be launched and available to patients in Canada within approximately 60 days.

“Progenics is proud to share this achievement with the Wyeth team, who have been instrumental in advancing this important new product to market,” said Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer, Progenics Pharmaceuticals, Inc. “We now await a decision from the U.S. Food and Drug Administration by the end of April on RELISTOR. In addition, we and Wyeth continue to work with the European and Australian regulatory authorities to expand the availability of RELISTOR.”

About RELISTOR Subcutaneous Injection

RELISTOR, a peripherally acting mu-opioid receptor antagonist, works by reducing the constipating side effects of opioids, such as morphine and codeine, without affecting their ability to relieve pain. Opioids provide analgesia – or relieve pain – by specifically interacting with mu-opioid receptors within the central nervous system (CNS), the area where pain is perceived – namely, the brain and spinal cord. However, opioids also interact with mu-opioid receptors found outside the CNS, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating. RELISTOR selectively displaces opioids from the mu-opioid receptors outside the CNS, including those located in the gastrointestinal tract. Because of its chemical structure, RELISTOR has restricted access to the CNS.

Important Safety Information for RELISTOR

The Canadian label includes the following safety information:

•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction or acute surgical abdomen.
•	If severe diarrhea occurs during treatment, patients should be advised not to continue therapy with RELISTOR and to consult their physician.
•	The adverse reactions with RELISTOR in clinical trials were abdominal pain, flatulence, nausea, dizziness and diarrhea.

About Opioid-Induced Constipation

Many advanced-illness patients are prescribed opioids to manage their pain, and constipation occurs in practically all patients on opioid therapy. The constipation can sometimes be severe enough to limit analgesic opioid use.

About the Subcutaneous RELISTOR Clinical Investigational Program

In March 2007, Progenics submitted a New Drug Application for subcutaneous RELISTOR for the treatment of opioid-induced constipation (OIC) in patients receiving palliative care to the U.S. Food and Drug Administration. This application has a Prescription Drug User Fee Act (PDUFA) date of April 30, 2008. Additionally, in May 2007, Wyeth submitted a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA) for subcutaneous RELISTOR. The MAA has been validated, and the EMEA review is expected to occur in 2008. Similarly, in August 2007, Wyeth submitted a marketing application to the Therapeutic Goods Administration division of the Australian government for subcutaneous RELISTOR.

About the Collaboration

In December 2005, Wyeth and Progenics Pharmaceuticals entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone bromide.

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, there can be no assurance that RELISTOR will be commercially successful or that RELISTOR will be approved in the future in other formulations or indications and/or in other countries, including the United States.  Other risks and uncertainties include, without limitation, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 29, 2008.  The forward-looking statements in this press release are qualified by these risk factors.  We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

           Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation (oral and subcutaneous formulations) and postoperative ileus (intravenous formulation). In March 2007, the Company submitted a New Drug Application to the United States Food and Drug Administration for the subcutaneous formulation of methylnaltrexone for patients suffering from opioid-induced constipation while receiving palliative care, followed in May 2007 by Wyeth’s submission of a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA). In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry co-receptor CCR5, which has completed phase 1b clinical studies with positive results. In the area of prostate cancer, the Company is developing a human monoclonal antibody drug conjugate – a selectively targeted cytotoxic antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of April 1, 2008. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words “anticipates,” “plans,” “expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product. Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor's Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com